                                                                    EXHIBIT 4.1

                                                                  CONFORMED COPY

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                        HALLMARK HEALTHCARE CORPORATION,

                             A DELAWARE CORPORATION,

                                    AS ISSUER


                                       TO


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,

                         A NATIONAL BANKING ASSOCIATION,

                                   AS TRUSTEE


                              ____________________


                                    INDENTURE


                          DATED AS OF NOVEMBER 1, 1993


                               __________________


                                   $80,000,000


                   10 5/8% Senior Subordinated Notes due 2003

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                                TABLE OF CONTENTS


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                                   ARTICLE 1.

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

     Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.2    Other Definitions . . . . . . . . . . . . . . . . . . .   10
     Section 1.3    Incorporation by Reference of Trust Indenture Act . . .   11
     Section 1.4    Rules of Construction . . . . . . . . . . . . . . . . .   11

                                   ARTICLE 2.

                                 THE SECURITIES

     Section 2.1    Form and Dating . . . . . . . . . . . . . . . . . . . .   11
     Section 2.2    Execution and Authentication  . . . . . . . . . . . . .   12
     Section 2.3    Registrar and Paying Agent  . . . . . . . . . . . . . .   12
     Section 2.4    Paying Agent to Hold Money in Trust . . . . . . . . . .   12
     Section 2.5    Registration of Transfer and Exchange . . . . . . . . .   13
     Section 2.6    Replacement Securities  . . . . . . . . . . . . . . . .   13
     Section 2.7    Outstanding Securities  . . . . . . . . . . . . . . . .   13
     Section 2.8    Treasury Securities . . . . . . . . . . . . . . . . . .   14
     Section 2.9    Temporary Securities  . . . . . . . . . . . . . . . . .   14
     Section 2.10   Cancellation  . . . . . . . . . . . . . . . . . . . . .   14
     Section 2.11   Defaulted Interest  . . . . . . . . . . . . . . . . . .   14

                                   ARTICLE 3.

                    OPTIONAL REDEMPTION AND ASSET SALE OFFER

     Section 3.1    Notices to Trustee  . . . . . . . . . . . . . . . . . .   14
     Section 3.2    Selection of Securities to Be Redeemed or Purchased . .   15
     Section 3.3    Notices to Holders  . . . . . . . . . . . . . . . . . .   15
     Section 3.4    Effect of Notice of Redemption  . . . . . . . . . . . .   17
     Section 3.5    Deposit of Redemption Price or Purchase Price . . . . .   17
     Section 3.6    Securities Redeemed or Purchased in Part  . . . . . . .   18
     Section 3.7    Optional Redemption . . . . . . . . . . . . . . . . . .   18
     Section 3.8    Asset Sale Offer  . . . . . . . . . . . . . . . . . . .   18

                                   ARTICLE 4.

                                    COVENANTS

     Section 4.1    Payment of Securities . . . . . . . . . . . . . . . . .   19
     Section 4.2    Maintenance of Office or Agency . . . . . . . . . . . .   19
     Section 4.3    SEC Reports . . . . . . . . . . . . . . . . . . . . . .   20
     Section 4.4    Compliance Certificate  . . . . . . . . . . . . . . . .   20
     Section 4.5    Corporate Existence, Taxes, etc.  . . . . . . . . . . .   21


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     Section 4.6    Stay, Extension and Usury Laws  . . . . . . . . . . . .   21
     Section 4.7    Limitations on Restricted Payments  . . . . . . . . . .   21
     Section 4.8    Limitations on Restrictions on Distributions from
                    Subsidiaries  . . . . . . . . . . . . . . . . . . . . .   22
     Section 4.9    Limitations on Additional Indebtedness  . . . . . . . .   22
     Section 4.10   Change of Control . . . . . . . . . . . . . . . . . . .   23
     Section 4.11   Limitations on Asset Sales  . . . . . . . . . . . . . .   24
     Section 4.12   Limitations on Transactions with Affiliates . . . . . .   25
     Section 4.13   Limitations on Liens  . . . . . . . . . . . . . . . . .   25
     Section 4.14   Limitations on Investments and Loans  . . . . . . . . .   25
     Section 4.15   Limitations on Subsidiary Preferred Stock . . . . . . .   26
     Section 4.16   Limitations on Certain Other Subordinated Indebtedness    26

                                   ARTICLE 5.

                                   SUCCESSORS

     Section 5.1    Limitations on Mergers and Consolidations . . . . . . .   26
     Section 5.2    Successor Corporation Substituted . . . . . . . . . . .   27

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

     Section 6.1    Events of Default . . . . . . . . . . . . . . . . . . .   27
     Section 6.2    Acceleration  . . . . . . . . . . . . . . . . . . . . .   28
     Section 6.3    Other Remedies  . . . . . . . . . . . . . . . . . . . .   29
     Section 6.4    Waiver of Past Defaults . . . . . . . . . . . . . . . .   29
     Section 6.5    Control by Majority . . . . . . . . . . . . . . . . . .   29
     Section 6.6    Limitations on Suits  . . . . . . . . . . . . . . . . .   29
     Section 6.7    Rights of Holders to Receive Payment  . . . . . . . . .   30
     Section 6.8    Collection Suit by Trustee  . . . . . . . . . . . . . .   30
     Section 6.9    Trustee May File Proofs of Claim  . . . . . . . . . . .   30
     Section 6.10   Priorities  . . . . . . . . . . . . . . . . . . . . . .   30
     Section 6.11   Undertaking for Costs . . . . . . . . . . . . . . . . .   31

                                   ARTICLE 7.

                                     TRUSTEE

     Section 7.1    Duties of Trustee . . . . . . . . . . . . . . . . . . .   31
     Section 7.2    Rights of Trustee . . . . . . . . . . . . . . . . . . .   32
     Section 7.3    Individual Rights of Trustee  . . . . . . . . . . . . .   32
     Section 7.4    Trustee's Disclaimer  . . . . . . . . . . . . . . . . .   33
     Section 7.5    Notice of Defaults  . . . . . . . . . . . . . . . . . .   33
     Section 7.6    Compensation and Indemnity  . . . . . . . . . . . . . .   33
     Section 7.7    Replacement of Trustee  . . . . . . . . . . . . . . . .   34
     Section 7.8    Successor Trustee by Merger, etc. . . . . . . . . . . .   34
     Section 7.9    Eligibility; Disqualification . . . . . . . . . . . . .   34


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                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

     Section 8.1    Termination of Company's Obligations  . . . . . . . . .   35
     Section 8.2    Application of Trust Money  . . . . . . . . . . . . . .   37
     Section 8.3    Repayment to the Company  . . . . . . . . . . . . . . .   37
     Section 8.4    Reinstatement . . . . . . . . . . . . . . . . . . . . .   37

                                   ARTICLE 9.

                                   AMENDMENTS

     Section 9.1    Without Consent of Holders  . . . . . . . . . . . . . .   38
     Section 9.2    With Consent of Holders . . . . . . . . . . . . . . . .   38
     Section 9.3    Compliance with Trust Indenture Act . . . . . . . . . .   39
     Section 9.4    Revocation and Effect of Consents . . . . . . . . . . .   39
     Section 9.5    Notation on or Exchange of Securities . . . . . . . . .   40
     Section 9.6    Trustee to Sign Amendments, etc.  . . . . . . . . . . .   40

                                   ARTICLE 10.

                                  SUBORDINATION

     Section 10.1   Securities Subordinated to Senior Indebtedness  . . . .   40
     Section 10.2   Payment Restrictions with Respect to the Securities in
                    Certain Circumstances . . . . . . . . . . . . . . . . .   41
     Section 10.3 Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or
                    Reorganization of the Company . . . . . . . . . . . . .   42
     Section 10.4   Subrogation to Right of Holders of Senior Indebtedness    43
     Section 10.5   Obligation of the Company Unconditional . . . . . . . .   43
     Section 10.6   Trustee Entitled to Assume Payments Not Prohibited in
                    Absence of Notice . . . . . . . . . . . . . . . . . . .   44
     Section 10.7   Application by Trustee of Monies Deposited With It  . .   44
     Section 10.8   Subordination Rights Not Impaired by Acts or Omissions
                    of Company or Holders of Senior Indebtedness  . . . . .   44
     Section 10.9   Holders Authorize Trustee to Effectuate Subordination
                    of Securities . . . . . . . . . . . . . . . . . . . . .   45
     Section 10.10  Right of Trustee to Hold Senior Indebtedness  . . . . .   45
     Section 10.11  Article Ten Not to Prevent Events of Default  . . . . .   45
     Section 10.12  Holders Acknowledge and Consent to Rights of Holders of
                    Senior Indebtedness . . . . . . . . . . . . . . . . . .   45

                                   ARTICLE 11.

                                  MISCELLANEOUS

     Section 11.1   Trust Indenture Act Controls  . . . . . . . . . . . . .   45
     Section 11.2   Notices . . . . . . . . . . . . . . . . . . . . . . . .   45
     Section 11.3   Certificate and Opinion as to Conditions Precedent  . .   46


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     Section 11.4   Statements Required in Certificate or Opinion . . . . .   47
     Section 11.5   Rules by Trustee and Agents . . . . . . . . . . . . . .   47
     Section 11.6   Legal Holidays  . . . . . . . . . . . . . . . . . . . .   47
     Section 11.7   No Recourse Against Others  . . . . . . . . . . . . . .   47
     Section 11.8   Governing Law . . . . . . . . . . . . . . . . . . . . .   47
     Section 11.9   No Adverse Interpretation of Other Agreements . . . . .   47
     Section 11.10  Successors  . . . . . . . . . . . . . . . . . . . . . .   48
     Section 11.11  Severability  . . . . . . . . . . . . . . . . . . . . .   48
     Section 11.12  Counterpart Originals . . . . . . . . . . . . . . . . .   48
     Section 11.13  Trustee as Paying Agent and Registrar . . . . . . . . .   48
     Section 11.14  Table of Contents, Headings, etc. . . . . . . . . . . .   48
     SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

EXHIBIT A     FORM OF SECURITY


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          INDENTURE dated as of November 1, 1993, between Hallmark Healthcare
Corporation, a Delaware corporation (the "Company"), and First Union National Bank of North Carolina, a national banking association (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 5/8% Senior Subordinated Notes due 2003 (the "Securities"):

                                    ARTICLE 1.

                          DEFINITIONS AND INCORPORATION
                                   BY REFERENCE

SECTION 1.1    DEFINITIONS

          "ACCOUNTS RECEIVABLE" means all of the accounts receivable of the Company and each of its Subsidiaries which, in accordance with GAAP, would be set opposite the caption "accounts receivable" or any like caption on a balance sheet of the Company.

          "ACQUIRED INDEBTEDNESS" means (a) with respect to any Person that becomes a Subsidiary of the Company after the date hereof, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company and (b) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENT" means any Registrar or Paying Agent.

          "ASSET SALE" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the date hereof or hereafter acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries sell, lease, convey or otherwise dispose of (i) all or substantially all of the Capital Stock of any of such Person's Subsidiaries, (ii) assets which constitute substantially all of an operating unit or business of such Person or any of its Subsidiaries, or (iii) any health care facility; PROVIDED, HOWEVER, that the following shall not constitute Asset Sales: (i) a transaction or series of related transactions that results in a Change of Control; or (ii) transactions between the Company and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries.

          "ATTRIBUTABLE INDEBTEDNESS," when used with respect to any Sale and Leaseback Transaction or an operating lease with respect to a health care facility, means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease compounded on a semi-annual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or such operating lease or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); PROVIDED, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction.

          "BANK DEBT" means all obligations of the Company and its Subsidiaries, now or hereafter existing under (i) the New Credit Agreement, whether for principal, interest, reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premiums, indemnities or otherwise, and (ii) any Indebtedness incurred by the Company to extend, refund or refinance, in whole or in part, the Bank Debt, including any interest and premium on any such Indebtedness.

          "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL STOCK" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interests in (however designated) the equity (including, without limitation, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

          "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "CHANGE OF CONTROL" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than the officers and members of the Board of Directors of the Company on the date of this Indenture) in one or a series of transactions; (ii) stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than the officers and members of the Board of Directors of the Company on the date of this Indenture) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company; or (iv) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election to the Board of Directors


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or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

          "COMMON EQUITY" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "COMPANY" means (i) Hallmark Healthcare Corporation, a Delaware corporation, and (ii) any successor of Hallmark Healthcare Corporation.

          "CONSOLIDATED AMORTIZATION EXPENSE" of any Person for any period means the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED DEPRECIATION EXPENSE" of any Person for any period means the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED EBITDA" of any Person means, with respect to any determination date, Consolidated Net Income before extraordinary losses and losses realized in connection with Asset Sales, plus (i) Consolidated Interest Expense, plus (ii) Consolidated Income Tax Expense, plus (iii) Consolidated Depreciation Expense, plus (iv) Consolidated Amortization Expense, plus (v) all other non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

          "CONSOLIDATED INCOME TAX EXPENSE" of any Person for any period means the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period.

          "CONSOLIDATED INTEREST EXPENSE" of any Person for any period means the Interest Expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (to the extent not otherwise included within the definition of Interest Expense as imputed interest) one-third of the rental expense on Attributable Indebtedness of such Person for such period determined on a consolidated basis.

          "CONSOLIDATED NET INCOME" of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, without giving effect to dividends on any series of preferred stock of any Subsidiary of such Person, whether or not in cash, to the extent such consolidated net income was reduced thereby; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by


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

the referent Person or any of its Wholly Owned Subsidiaries in the form of dividends or similar distributions during such period; (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Subsidiaries; (iii) the net income of any Subsidiary of the referent Person (other than a Wholly Owned Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period; (iv) any gain (but not loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (b) any Asset Sale by the referent Person or any of its Subsidiaries; (v) any extraordinary gain (but not extraordinary loss), together with any related provision for taxes on any such extraordinary gain, realized by the referent Person or any of its Subsidiaries during such period; and (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

          "CONSOLIDATED NET WORTH" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the date of this Indenture) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the date of this Indenture in the book value of any asset owned by such Person or any of its Subsidiaries.

          "CONSOLIDATED TANGIBLE ASSETS" of any Person as of any date means the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the date of this Indenture in the book value of any asset owned by such Person or any of its Subsidiaries.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at either of the addresses of the Trustee specified in Section 11.2 or such other address as the Trustee may give notice to the Company.

          "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

          "DESIGNATED SENIOR INDEBTEDNESS" means (i) the Bank Debt, without regard to the amounts outstanding thereunder, and (ii) any Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $15,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.


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

          "EBITDA COVERAGE RATIO" with respect to any period means the ratio of
(i) Consolidated EBITDA of the Company to (ii) the aggregate amount of Consolidated Interest Expense of the Company for such period; PROVIDED, HOWEVER, that if any calculation of the Company's EBITDA Coverage Ratio requires the use of any quarter prior to the date of the Indenture, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Securities and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and PROVIDED FURTHER that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

          "ELIGIBLE INVESTMENTS" of any Person means Investments of such Person in (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof; (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank or trust Company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $150 million; (iii) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and maturing not more than 180 days from the date of the acquisition thereof; (iv) repurchase agreements and money market accounts which are fully secured by direct obligations of the United States of America or any agency thereof; (v) in the case of the Company and its Subsidiaries, any receivables or loans taken by the Company or a Subsidiary in connection with the sale of assets or capital stock otherwise permitted by the Indenture; and (vi) investments in money market or mutual funds registered under the Investment Company Act of 1940, as amended, whose sole investments are comprised of securities of the types described in clauses (i) through (iv) above.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXISTING INDEBTEDNESS" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the date hereof.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.

          "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

          "HOLDER" means a Person in whose name a Security is registered.

          "INDEBTEDNESS" of any Person at any date means, without duplication:
(i) all Indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such

Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted by this Indenture or that protect the Company and/or its Subsidiaries against changes in foreign exchange rates); (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payable and accrued expenses incurred in the ordinary course of business; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; and (ix) all Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured.

          "INDENTURE" means this Indenture as amended from time to time.

          "INTEREST EXPENSE" of any Person for any period means the aggregate amount of interest which, in accordance with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation or duplication, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount and all other non-cash interest expense) plus the aggregate amount, if any, by which such interest expense was reduced as a result of the amortization of deferred debt restructuring credits for such period.

          "INTEREST PAYMENT DATE" shall have the meaning assigned to such term in the Securities.

          "INVENTORY" means all of the inventory of the Company and each of its Subsidiaries which, in accordance with GAAP, would be set opposite the caption "inventory" or any like caption on a balance sheet of the Company.

          "INVESTMENTS" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "NET PROCEEDS" means with respect to any Asset Sale, (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any of its Subsidiaries from such Asset Sale (including, without limitation, cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to the Company or any of its Subsidiaries, (b) payment of all brokerage commissions and the underwriting and other fees and expenses related to such Asset Sale and (c) deduction of appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale and (ii) all non-cash consideration received by the Company or any of its Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash.

          "NEW CREDIT AGREEMENT" means the credit agreement, dated on or about November 15, 1993, between the Company and the lender listed therein, together with the related documents thereto, including, without limitation, any security documents and all exhibits and schedules thereto and any agreement or agreements relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same lender, and whether or not the principal amount or amount of letters of credit outstanding thereunder or the interest rate payable in respect thereof shall be thereby increased, in each case as amended and in effect from time to time.

          "OFFICER" means the Chief Executive Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Company's Chief Executive Officer or Chief Financial Officer.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is acceptable to the Trustee in its sole discretion. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PERMITTED LIENS" means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;
(ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (viii) Liens with respect to any Acquired Indebtedness; PROVIDED that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets by the Company or its Subsidiaries; (ix) Liens securing Senior Indebtedness or Refinancing Indebtedness; PROVIDED, in the case of Refinancing Indebtedness, that such Liens only extend to the assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such Assets; (x) Liens on Accounts Receivable (and guarantees by third parties of such Accounts Receivable or collateral pledged by account obligors or other unrelated third parties securing such Accounts Receivable) or Inventory; (xi) purchase money mortgages (including Capitalized Lease Obligations); (xii) Liens existing on the date hereof; (xiii) Liens on assets of any Subsidiary of the Company securing Indebtedness of such Subsidiary; PROVIDED that such Indebtedness is permitted to be incurred by the terms of this Indenture; (xiv) bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Subsidiary; and (xv) the interest of any issuer of a letter of credit in any cash or Eligible Investment deposited with or for the benefit of such issuer as collateral for such letter of credit, PROVIDED that the Indebtedness so collateralized is permitted to be incurred by the terms of this Indenture.

          "PERSON" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "PREFERRED STOCK" means with respect to any Person all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends.

          "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances or extends any Existing Indebtedness; PROVIDED that: (i) the Refinancing Indebtedness is the obligation of the same Person, and is subordinated to the Securities, if at all, to the same extent as the Indebtedness being refunded, refinanced or extended; (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended; (iii) the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced or extended; (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Indebtedness being refunded, refinanced or extended is secured; and (v) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the date of this Indenture).

          "RESTRICTED PAYMENT" means with respect to any Person: (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly; or (iii) any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company or its Subsidiaries which is PARI PASSU with or subordinated in right of payment to the Securities and has a scheduled maturity date subsequent to the maturity of the Securities; PROVIDED, HOWEVER, that with respect to the Company and its Subsidiaries, Restricted Payments shall not include any payment described (a) in clause (i),
(ii) or (iii) above made (1) to the Company or any of its Wholly Owned Subsidiaries by any of the Company's Subsidiaries or (2) by the Company to any of its Wholly Owned Subsidiaries or (b) in clause (iii) above made with Net Proceeds from any Asset Sale remaining after completion of the Asset Sale Offer made in connection with such Asset Sale, all as contemplated in Section 4.11.

          "SALE AND LEASEBACK TRANSACTION" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES" means the Securities described above issued under this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in the Indenture, being deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) and other amounts due on or in connection with any Indebtedness of the Company permitted under
Section 4.9, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities.

          "SENIOR SUBORDINATED DEBT" means the Securities and any other indebtedness, guarantee or obligation of the Company that specifically provides that such indebtedness, guarantee or obligation is to rank PARI PASSU with other Senior Subordinated Debt of the Company and is not subordinated by its terms to any indebtedness, guarantee or obligation of the Company which is not Senior Indebtedness.

          "STATED MATURITY" means, when used with respect to any security or any installment of interest thereon, that date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

          "SUBORDINATED OBLIGATIONS" means any principal of, premium, if any, and interest on the Securities payable pursuant to the terms of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, or interest on the Securities.

          "SUBSIDIARY" of any Person means (i) any corporation of which Common Equity having ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or through one or more other Subsidiaries of such Person, and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. SECTIONS 77aaa-77bbbb), as in effect on the date hereof (unless otherwise specifically provided herein).

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness or portion thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "WHOLLY OWNED SUBSIDIARY" of any Person means (i) a Subsidiary, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

SECTION 1.2    OTHER DEFINITIONS


                                                   Defined
          Term                                    in Section
          ----                                    ----------

          "Affiliate Transaction" . . . . . .         4.12(a)
          "Asset Sale Offer"  . . . . . . . .         4.11(b)
          "Asset Sale Offer Date" . . . . . .         4.11
          "Asset Sale Offer Period" . . . . .          3.8
          "Asset Sale Payment Date" . . . . .          3.8
          "Custodian" . . . . . . . . . . . .          6.1
          "Change of Control Offer" . . . . .         4.10
          "Change of Control Payment Date"  .         4.10
          "Event of Default"  . . . . . . . .          6.1
          "incur" . . . . . . . . . . . . . .          4.9(a)
          "Legal Holiday" . . . . . . . . . .         11.6
          "Payment Blockage Period" . . . . .         10.2
          "Paying Agent"  . . . . . . . . . .          2.3
          "Registrar" . . . . . . . . . . . .          2.3

          "Successor" . . . . . . . . . . . .        5.1


SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4    RULES OF CONSTRUCTION

               Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5)  provisions apply to successive events and transactions;

               (6)  any amount may be negative; and

               (7) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision.


                                   ARTICLE 2.

                                 THE SECURITIES

SECTION 2.1    FORM AND DATING

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2    EXECUTION AND AUTHENTICATION

          Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security nevertheless shall be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.6.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.3    REGISTRAR AND PAYING AGENT

          The Company shall maintain or cause to be maintained through the Trustee or such other Person as may be appointed hereunder an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5    REGISTRATION OF TRANSFER AND EXCHANGE

          Where Securities are presented to the Registrar with a request to register a transfer of or to exchange the Securities for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or the Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

          Without the prior written consent of the Company the Registrar shall not be required (i) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under
Section 3.2 and ending at the close of business on the day of selection or
(ii) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 3.6 or 9.5).

SECTION 2.6    REPLACEMENT SECURITIES

          If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.7    OUTSTANDING SECURITIES

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.7 as not outstanding.

          If a Security is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the principal amount of any Security is considered paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue as of the date it is deemed paid. Upon a "legal defeasance" pursuant to Section 8.1(b) or a "covenant defeasance" pursuant to Section 8.1(c), the Securities shall be deemed to be outstanding or not outstanding as provided in the applicable Section 8.1(b) or 8.1(c).

          Except as set forth in Section 2.8, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.8    TREASURY SECURITIES

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.9    TEMPORARY SECURITIES

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.10   CANCELLATION

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation, and, upon request of the Company, certification of their destruction shall be delivered to the Company unless, by a written order signed by two Officers, the Company shall direct that canceled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11   DEFAULTED INTEREST

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities. The Company, with the consent of the Trustee, shall fix each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon request of the Company, the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3.

                    OPTIONAL REDEMPTION AND ASSET SALE OFFER

SECTION 3.1    NOTICES TO TRUSTEE

          (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth the Section of this

Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Securities to be redeemed and the redemption price.

          (b) If the Company offers to purchase Securities pursuant to the provisions of Section 3.8, it shall furnish to the Trustee, within five days after an Asset Sale Offer Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the purchase shall occur, the Asset Sale Payment Date, the principal amount of Securities the Company is offering to purchase and the purchase price of such Securities, and further setting forth a statement to the effect that (a) the Company has consummated an Asset Sale and
(b) the conditions set forth in the first sentence of Section 4.11 have been satisfied.

SECTION 3.2    SELECTION OF SECURITIES TO BE REDEEMED OR PURCHASED

          (a)  If less than all of the Securities are to be redeemed pursuant to
Section 3.7, the Trustee shall select the Securities to be redeemed by lot. The particular Securities to be redeemed shall be selected, unless otherwise provided herein, prior to the date notice of redemption is required to be sent by the Trustee from the outstanding Securities not previously called for redemption.

          The Trustee promptly shall notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          (b) If less than all of the Securities are to be purchased pursuant to Section 4.11, the Trustee shall select the Securities to be purchased by lot. The particular Securities to be purchased shall be selected, unless otherwise provided herein, prior to the date notice of purchase is required to be sent by the Trustee from the outstanding Securities tendered pursuant to the Asset Sale Offer.

          The Trustee promptly shall notify the Company in writing of the Securities selected for purchase and, in the case of any Security selected for partial purchase, the principal amount thereof to be purchased. Securities and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Securities of a Holder are to be purchased the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for purchase also apply to portions of Securities called for purchase.

SECTION 3.3    NOTICES TO HOLDERS

          (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

               (4)  the name and address of the Paying Agent;

               (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

               (6) that interest on Securities called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Securities pursuant to which the Securities are being redeemed; and

               (8) the aggregate principal amount of Securities that are being redeemed.

          (b) As provided in Section 3.8, within 15 days after an Asset Sale Offer Date, the Company shall mail a notice to each Holder.

          The Notice shall state:

               (1)  that an Asset Sale Offer is being made pursuant to
                    Section 3.8 and the length of time the Asset Sale Offer will remain open;

               (2)  the purchase price and the Asset Sale Payment Date;

               (3) the aggregate principal amount of Securities the Company is offering to purchase;

               (4) that any Security not tendered or accepted for payment will continue to accrue interest;

               (5) that any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on the Asset Sale Payment Date;

               (6) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Asset Sale Offer;

               (7) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

               (8) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the aggregate principal amount of Securities offered to be purchased, the Trustee shall select the Securities to be purchased by lot (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

               (9) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (c) At the Company's request, the Trustee shall give the notice required in Section 3.3(a) or 3.3(b) in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least 25 days prior to the redemption date or on or prior to the fifth day following an Asset Sale Offer Date, as the case may be, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.3(a) or 3.3(b).

SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION

          Once notice of redemption under Section 3.7 is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. However, if a redemption date is on or before an Interest Payment Date and on or after the related record date, any interest accrued and unpaid to the redemption date shall be paid on such Interest Payment Date to the person in whose name the Security is registered at the close of business on such record date and the only remaining right of the Holders of Securities called for redemption shall be to receive the redemption price (excluding such interest) upon surrender of such Securities to the Paying Agent.

SECTION 3.5    DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE

          One Business Day prior to the redemption date or the Asset Sale Payment Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price or the purchase price of, and accrued interest on, all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

          If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed or purchased (in the case of a redemption, whether or not such Securities are presented for payment) will cease to accrue on the applicable redemption date or Asset Sale Payment Date, as the case may be. If any Security called for redemption shall not be so paid upon surrender, or if any Security to be purchased shall not be so paid on the Asset Sale Payment Date, because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the redemption date or the Asset Sale Payment Date, as the case may be, until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Securities and in Section 4.1.

SECTION 3.6    SECURITIES REDEEMED OR PURCHASED IN PART

          Upon surrender of a Security that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion or the portion not purchased of the Security surrendered.

SECTION 3.7    OPTIONAL REDEMPTION

          The Company may redeem all or any of the Securities at any time on or after November 15, 1998, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest to the redemption date. If redeemed during the 12-month beginning:

                                                 Optional
               Year                          Redemption Price
               ----                          ----------------

          November 15, 1998                           105.3125%
          November 15, 1999                           102.6563%
          November 15, 2000 and thereafter                 100%


          Any redemption pursuant to this Section 3.7 shall be made, to the extent applicable, in accordance with the provisions of Sections 3.1 through 3.6.

SECTION 3.8    ASSET SALE OFFER

          Within 15 days after an Asset Sale Offer Date, the Company shall mail (with notice to the Trustee) or shall cause the Trustee to mail (in the Company's name and at its expense) notice of an Asset Sale Offer to each Holder of Securities as set forth in Section 3.3(b). The Asset Sale Offer shall be deemed to have commenced on the date of such mailing and shall terminate 20 Business Days after its commencement unless a longer offering period is required by law (the "Asset Sale Offer Period"). On or prior to the fifth Business Day following the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company shall purchase, or cause the Trustee to purchase, and mail or deliver payment for, as selected by lot (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased), from Holders tendering their Securities pursuant to the Asset Sale Offer, the amount of Securities required to be purchased pursuant to Section 4.11. If the Asset Sale Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be conducted in compliance with applicable tender offer rules, including
Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

          On or before any Asset Sale Payment Date, the Company, to the extent lawful, shall (i) accept for payment, as selected by lot (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased), Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price (including all accrued interest on the purchased Securities) of all Securities or portions thereof so accepted, (iii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Securities so accepted and (iv) deliver an Officers' Certificate identifying the Securities or portions thereof accepted for payment by the Company in accordance with the terms of this
Section 3.8. The depositary, the Paying Agent or the Company, as the case may be, promptly shall mail or deliver to each tendering Holder an amount equal to the purchase price (including all accrued interest on the purchased Securities) of the Securities tendered by such Holder and accepted by the Company for purchase, and the Trustee promptly shall authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted promptly shall be mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

          Other than as specifically provided in this Section 3.8, any offer to purchase Securities pursuant to this Section 3.8 shall be made in accordance with the other provisions of this Indenture.


                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.1    PAYMENT OF SECURITIES

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on the date money deposited by the Company designated for and sufficient to pay all principal and interest then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to interest rate on the Securities to the extent lawful; it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY

          The Company will maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or the Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company also from time to time may designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and from time to time may rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

SECTION 4.3    SEC REPORTS

          (a)  The Company shall remain subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act and shall continue to file with the SEC such annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act.

          (b) The Company shall file with the Trustee and cause to be provided to the Holders, within 15 days after it files the same with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or any subsidiary of the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. The Company will cause to be disclosed in an Officers' Certificate accompanying any annual report filed with the Trustee and mailed to Holders or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to Section 4.7. The Trustee shall have no obligation to furnish such information to the Holders unless instructed to do so by the Company or requested by a Holder.

SECTION 4.4    COMPLIANCE CERTIFICATE

          (a) The Company shall deliver to Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as (i) not contrary to the then current recommendations of the American Institute of Certified Public Accountants or (ii) the Company's independent public accountants do not have in effect a policy, of general applicability with respect to their clients, that such accountants will not prepare statements on the subjects specified below, the year-end financial statements delivered pursuant to Section 4.3 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company, so long as any of the Securities are outstanding, will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5    CORPORATE EXISTENCE, TAXES, ETC.

          Subject to the provisions of Section 5.1, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory), licenses and franchises.

SECTION 4.6    STAY, EXTENSION AND USURY LAWS

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power, right or remedy herein granted to the Trustee, but will suffer and permit the execution of every such power, right or remedy as though no such law has been enacted.

SECTION 4.7    LIMITATIONS ON RESTRICTED PAYMENTS

          The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) after giving effect to the proposed Restricted Payment, the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after the date hereof plus Investments made after such date pursuant to Section 4.14(vi)(B), exceeds the sum of (1) 50% of the Company's Consolidated Net Income accrued during the period (taken as a single period) commencing with the date of this Indenture to and including the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); (2) the net cash proceeds from the issuance and sale of the Company's Capital Stock that is not Disqualified Stock (other than to a Subsidiary of the Company) during such period; and (3) $3.0 million, less amounts expended in any fiscal year for purchases of stock held by officers, directors or employees of the Company as provided in clause (z) below; or

          (iii) the Company would not be able to incur an additional $1.00 of Indebtedness under the EBITDA Coverage Ratio in Section 4.9.

          Notwithstanding the foregoing, the provisions of this Section 4.7 shall not prevent (x) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this covenant on the date of declaration; (y) the retirement of shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of its Capital Stock (other than Disqualified Stock);

and (z) the purchase of stock held by officers, directors or employees of the Company whose employment or term with the Company has been terminated or who have died or become disabled in an aggregate amount not to exceed $3.0 million in any fiscal year.

SECTION 4.8    LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES

          The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Subsidiaries, (ii) make loans or advances to the Company or any of its other Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its other Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) Existing Indebtedness, (c) any restrictions under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to Section 4.9; PROVIDED that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its Subsidiaries, (d) restrictions or encumbrances replacing those permitted by clause (b) or (c) which, taken as a whole, are not more restrictive, (e) this Indenture, (f) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; PROVIDED that any restrictions and encumbrances of the type described in this Section 4.8 that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (g) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (h) any agreement restricting the sale or other disposition of property securing Indebtedness if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances, and (i) customary restrictions in purchase money debt or leases relating to the property covered thereby.

SECTION 4.9    LIMITATIONS ON ADDITIONAL INDEBTEDNESS

          (a) After the date hereof, (i) the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, extend the maturity of, or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness) and (ii) the Company shall not permit any of its Subsidiaries to issue (except to the Company or any of its Wholly Owned Subsidiaries) any Capital Stock having a preference in liquidation or with respect to the payment of dividends, unless after giving effect thereto, the Company's EBITDA Coverage Ratio on the date thereof would be at least:

          (i)       1.75 to 1, if such date is on or prior to June 30, 1994,

          (ii) 2.0 to 1, if such date is after June 30, 1994 and on or prior to June 30, 1995, and

          (iii)     2.25 to 1, if such date is after June 30, 1995,

in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Capital Stock, as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's EBITDA Coverage Ratio.

          (b) Notwithstanding the foregoing: (a) the Company and its Subsidiaries may (i) incur Indebtedness under the New Credit Agreement in an aggregate or principal amount at any time not to exceed $25 million; (ii) incur Indebtedness for working capital purposes including by way of sale or transfer of receivables in an aggregate principal amount at any one time outstanding not to exceed the sum of 85% of Accounts Receivable and 75% of Inventory;
(iii) incur Refinancing Indebtedness; (iv) incur any Indebtedness of the Company to any Wholly Owned Subsidiary or of any Subsidiary to the Company or to any Wholly Owned Subsidiary; (v) incur any Indebtedness evidenced by letters of credit which are used in the ordinary course of business of the Company and its Subsidiaries to secure workers' compensation and other insurance coverages; and
(vi) incur Capitalized Lease Obligations and Attributable Indebtedness of the Company and its Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed 10% of Consolidated Tangible Assets; and (b) the Company and its Subsidiaries may incur additional Indebtedness, whether secured or unsecured, PROVIDED that the aggregate principal amount of any such additional Indebtedness outstanding at any time does not exceed $10.0 million.

SECTION 4.10   CHANGE OF CONTROL

          (a) Following the occurrence of any Change of Control, the Company shall offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the date of purchase. Prior to the commencement of a Change of Control Offer but in any event within 20 days following any Change of Control, the Company covenants to (i) repay in full all Bank Debt or (ii) obtain the requisite consent under the New Credit Agreement to permit the repurchase of the Securities as provided for in this Section 4.10. The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities pursuant to this Section 4.10.

          (b) The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in the next succeeding paragraph and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. On or prior to the fifth Business Day following the termination of the Change of Control Offer (the "Change of Control Payment Date"), the Company shall purchase and mail or deliver payment for all Securities tendered in response to the Change of Control Offer. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

          (c) Within 30 days after any Change of Control, the Company (with notice to the Trustee), or the Trustee at the Company's request, will mail or cause to be mailed to all Holders on the date of the Change of Control a notice of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. Such notice, which shall govern the terms of the Change of Control Offer, shall state:

          (1)  that the Change of Control Offer is being made pursuant to this
     Section 4.10 and the length of time the Change of Control Offer will remain open;

          (2)  the purchase price and the Change of Control Payment Date;

          (3)  that any Security not tendered will continue to accrue interest;

          (4) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

          (5) that Holders electing to have a Security purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer;

          (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased; and

          (7) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On or before a Change of Control Payment Date, the Company, to the extent lawful, (i) if the Company appoints a depositary or Paying Agent, will deposit with such depositary or Paying Agent money sufficient to pay the purchase price of all Securities tendered, (ii) will deliver or cause the depositary or Paying Agent to deliver to the Trustee Securities so tendered and
(iii) will deliver an Officers' Certificate identifying the Securities accepted for payment by the Company in accordance with the terms of this Section 4.10. The depositary, the Paying Agent or the Company, as the case may be, promptly shall mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase. The Company publicly will announce the results of the Change of Control Offer on the Change of Control Payment Date. Any Change of Control Offer shall be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

SECTION 4.11   LIMITATIONS ON ASSET SALES

          The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless (i) the Company or its Subsidiaries receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock included in such Asset Sale (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) and (ii) not less than 50% of such consideration is in the form of cash. The Net Proceeds of Asset Sales shall (A) within 360 days, be reinvested in the lines of business of the Company or any of its Subsidiaries, immediately prior to such investment; (B) be applied to the payment of the principal of and interest on Senior Indebtedness; (C) be utilized to make any Investment in any other Person permitted under the Indenture; or (D) be applied to an offer (an "Asset Sale Offer") to purchase outstanding Securities. In any such Asset Sale Offer, the Company shall offer to purchase Securities on as selected by lot (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased), at a purchase price equal to 100% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the date of purchase, in the manner set forth herein. Any Asset Sale Offer will be conducted in compliance with applicable tender offer rules, including Section 14(e) of the

Exchange Act and Rule 14e-1 thereunder. Any Net Proceeds remaining immediately after the completion of any Asset Sale Offer may be used by the Company or its Subsidiaries for any purpose not inconsistent with the other provisions of the Indenture. The term "Asset Sale Offer Date" means the date that is 360 days after the date of the consummation of any Asset Sale and on which the Net Proceeds from such Asset Sale have not been applied to an Asset Sale Offer or as set forth in clause (A), (B) or (C) above.

SECTION 4.12   LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

          Neither the Company nor any of its Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries or any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of the Company or any of its Subsidiaries (each an "Affiliate Transaction") unless
(i) such Affiliate Transactions are between or among the Company and its Subsidiaries; (ii) such Affiliate Transactions are in the ordinary course of business and consistent with past practice or (iii) the terms of such Affiliate Transactions are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In the event of any transaction or series of transactions occurring subsequent to the date of this Indenture with an Affiliate of the Company which is not permitted under clauses (i) or (ii) above and involves in excess of $1.0 million, the terms of such transaction shall be in writing and a majority of the disinterested members of the Board of Directors shall by resolution determine that such business or transaction meets the criterion set for in clause
(iii) above.

SECTION 4.13   LIMITATIONS ON LIENS

          The Company shall not create or suffer to exist any Lien, other than Permitted Liens on any of its assets unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

SECTION 4.14   LIMITATIONS ON INVESTMENTS AND LOANS

          The Company shall not, and shall not permit any of its Subsidiaries to, make any loans to, or Investments in, any other Person, except (i) capital contributions, advances or loans to the Company by any Subsidiary or by the Company to a Wholly Owned Subsidiary; (ii) the Company and each of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) the Company and its Subsidiaries may acquire and hold cash and Eligible Investments; (iv) the Company and its Subsidiaries may make Investments in persons at least a majority of whose revenues result from health care related businesses or facilities; (v) the Company, directly or through a Wholly Owned Subsidiary, may make an Investment in a Wholly Owned Subsidiary formed solely for the purpose of insuring the health care business and facilities owned or operated by the Company or a Subsidiary and any physician employed by or on the staff of any such business or facility (the "Insurance Subsidiary"); PROVIDED that the amount invested in such Insurance Subsidiary does not exceed $5.0 million; and (vi) investments not otherwise permitted by clauses (i) through (v) above in an aggregate amount not exceeding at any time the sum of (A) $5.0 million and (B) that amount equal to the amount of Restricted Payments that could be made by the Company and its Subsidiaries without violating the Indenture.

SECTION 4.15   LIMITATIONS ON SUBSIDIARY PREFERRED STOCK

     The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary, unless the Subsidiary would be permitted to incur Indebtedness pursuant to the provisions of Section
4.9 in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.

SECTION 4.16   LIMITATIONS ON CERTAIN OTHER SUBORDINATED INDEBTEDNESS.

          The Company shall not create, incur, assume or suffer to exist any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness by its terms or the terms of the instrument creating or evidencing such Indebtedness is subordinate in right of payment to, or ranks PARI PASSU with, the Securities.


                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.1    LIMITATIONS ON MERGERS AND CONSOLIDATIONS

          The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations hereunder or under the Securities, to any Person unless:

          (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company hereunder and under the Securities;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (iv) the EBITDA Coverage Ratio of the Company or the Successor, as the case may be, immediately after giving effect to such transaction, would on a PRO FORMA basis, be such that the Company or the Successor, as the case may be, would be entitled to incur at least $1 of additional Indebtedness under the EBITDA Coverage Ratio test in Section 4.9.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Securities in accordance with Section 5.1, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Securities.


                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.1    EVENTS OF DEFAULT

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal or premium of any Security when the same becomes due and payable whether at Stated Maturity, upon redemption, upon acceleration or otherwise;

          (3) the Company fails to comply with any of its agreements or covenants in, or provisions of, the Securities or this Indenture and such failure continues for the period and after the notice specified below;

          (4) any acceleration of the maturity of Indebtedness of the Company or its Subsidiaries having an outstanding principal amount of at least $3.0 million or a failure to pay such indebtedness at its stated maturity; PROVIDED that such acceleration or failure to pay is not cured within 10 days after such acceleration or failure to pay;

          (5) a final judgment or final judgments that exceeds $3.0 million (individually or in the aggregate) for the payment of money are entered by a court or courts of competent jurisdiction against the Company and/or any of its Subsidiaries and such judgment or judgments shall not be discharged, satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (6) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (d)  makes a general assignment for the benefit of its creditors;
                    or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any of its Subsidiaries as debtor in an involuntary case,

               (b) appoints a Custodian of the Company or any of its Subsidiaries or a Custodian for all or substantially all of the property of the Company or any of its Subsidiaries, or

               (c) orders the liquidation of the Company or any of its Subsidiaries,

     and the order or decree remains unstated and in effect for 60 days.

          The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          The Trustee shall not be deemed to know of a Default unless it has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

          A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2    ACCELERATION

          If an Event of Default (other than an Event of Default with respect to the Company specified in clause (6) or (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare all Securities to be due and payable immediately. Upon such declaration the amounts due and payable on the Securities, as determined in the next succeeding paragraph, shall be due and payable immediately. If an Event of Default with respect to the Company specified in clause (6) or (7) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of or interest on the Securities or that resulted from a failure to comply with Section 4.10) have been cured or waived.

          In the event that the maturity of the Securities is accelerated pursuant to this Section 6.2, 100% of the principal amount thereof shall become due and payable plus accrued interest to the date of payment plus interest on defaulted interest to the extent provided herein.

SECTION 6.3    OTHER REMEDIES

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4    WAIVER OF PAST DEFAULTS

          The Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities), except a continuing Default or Event of Default in the payment of the principal of or interest on any Security or that resulted from a failure to comply with Section 4.10. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right or remedy consequent thereon.

SECTION 6.5    CONTROL BY MAJORITY

          The Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability, in each case as determined by the Trustee.

SECTION 6.6    LIMITATIONS ON SUITS

          A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8    COLLECTION SUIT BY TRUSTEE

          If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal and interest remaining unpaid on the Securities, determined in accordance with
Section 6.2, and interest on overdue principal and, to the extent lawful, interest on overdue installments of interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10   PRIORITIES

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.6;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article.

SECTION 6.11   UNDERTAKING FOR COSTS

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.1    DUTIES OF TRUSTEE

          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (2)  Except during the continuance of an Event of Default:

          (a) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) this paragraph does not limit the effect of paragraph (2) of this Section;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section 7.1.

          (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2    RIGHTS OF TRUSTEE

          (1) Subject to Section 7.1, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.4    TRUSTEE'S DISCLAIMER

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or as to the Company's ability to pay the Securities when and as due or perform its other obligations hereunder. It shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. It shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.5    NOTICE OF DEFAULTS

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on any Security or that resulted from a failure to comply with Section 4.10, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6    COMPENSATION AND INDEMNITY

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or in connection with enforcing this indemnification provision, except as set forth in the next paragraph. The Trustee promptly shall notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.6, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.7    REPLACEMENT OF TRUSTEE

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 310(b) of the TIA;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 310 of the TIA, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company's obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8    SUCCESSOR TRUSTEE BY MERGER, ETC.

          Subject to Section 7.9, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.9    ELIGIBILITY; DISQUALIFICATION

          There shall at all times be a Trustee hereunder which shall be a bank or corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA SECTION 310(a)(1) and 310(a)(2). The Trustee is subject to TIA SECTION 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 7.7.

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

SECTION 8.1    TERMINATION OF COMPANY'S OBLIGATIONS

          (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.6 and the Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.5, 2.6 and 4.2, and, with respect to the Trustee, under Section 7.6, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this
Section 8.1. Subject to compliance with this Section 8.1, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in Section 4.3, 4.4 and 4.6 through 4.16 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to the application of either paragraph (b) or (c) above to the outstanding Securities:

          (1) the Company has irrevocably deposited in trust with the Trustee or, at the option of the Trustee with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee in its sole discretion, money or U.S. Government Obligations sufficient to pay principal, premium, if any, and interest on the Securities to maturity or redemption (in the opinion of a nationally recognized accounting firm of independent Certified Public Accountants expressed in a written certificate delivered to the Trustee) and to pay all other sums payable by it hereunder; PROVIDED that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

          (2) the Company has delivered to the Trustee an Officer's Certificate stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and
     (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

     (e) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

     (f) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

     (g) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, (y) there exists controlling precedent, or (z) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such legal defeasance had not occurred; and

     (h) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee (i) to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred or (ii) that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the foregoing effect.

          After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          The Company may make an irrevocable deposit pursuant to this Section
8.1 only if at such time it is not prohibited from doing so under the provisions of Article 10 and the Company shall have delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

          In order to have money available on a payment date to pay principal, premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money to effect the applicable defeasance. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.2    APPLICATION OF TRUST MONEY

          The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

SECTION 8.3    REPAYMENT TO THE COMPANY

          The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company at their option or upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; PROVIDED, HOWEVER, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4    REINSTATEMENT

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.1; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   AMENDMENTS

SECTION 9.1    WITHOUT CONSENT OF HOLDERS

          The Company and the Trustee may amend this Indenture or the Securities or waive any provision hereof without the consent of any Holder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Section 5.1;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (4) to make any change that does not adversely affect the legal rights hereunder of any Holder; or

          (5) to comply with a provision or provisions of the TIA applicable to this Indenture.

          Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.2    WITH CONSENT OF HOLDERS

          Except as provided in this Section 9.2, the Company and the Trustee may amend this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least a majority in principal amount of the then outstanding Securities.

          Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.6, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities). However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest, including deficit interest, on any Security;

          (3) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to redemption under Sections 3.7 and 3.8;

          (4) make any Security payable in money other than that stated in the Security;

          (5)  make any change in Section 6.4 or 6.7 or in this sentence of this
               Section 9.2; or

          (6) waive a continuing Default or Event of Default in the payment of principal of or interest on the Securities or that resulted from a failure to comply with Section 4.10.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT

          Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS

          Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of
Section 9.2. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.5    NOTATION ON OR EXCHANGE OF SECURITIES

          The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10.

                                  SUBORDINATION

SECTION 10.1   SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS

          The Company agrees, and each Holder of the Securities by his or her acceptance thereof likewise agrees, that the payment by the Company of the principal of and interest on the Securities is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.

          This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

SECTION 10.2 PAYMENT RESTRICTIONS WITH RESPECT TO THE SECURITIES IN CERTAIN CIRCUMSTANCES

          (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for in a manner satisfactory to the holders of such Senior Indebtedness ("Paid in Full" or "Payment in Full"), before any payment or distribution of the assets of the Company is made (other than payments of amounts already deposited in accordance with Article 8) on account of Subordinated Obligations or on account of the purchase, redemption or other acquisition of the Securities.

          (b) No payment or distribution of the assets of the Company of any kind or character (other than payments of amounts already deposited in accordance with Article 8) shall be made on account of Subordinated Obligations or on account of the purchase, redemption or other acquisition of the Securities upon the occurrence of any default in the payment of the Bank Debt or any Senior Indebtedness having an original outstanding principal balance in excess of $3.0 million beyond any applicable grace period, unless and until such default is cured or waived or ceases to exist or such Senior Indebtedness shall be Paid in Full.

          (c) During the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, no payment or distribution of assets of the Company of any kind or character (other than payments of amounts already deposited in accordance with the defeasance provisions of the Indenture) shall be made on account of Subordinated Obligations or on account of the purchase, redemption or other acquisition of the Securities for the period specified below (the "Payment Blockage Period"). The Payment Blockage Period shall commence upon the receipt of notice by the Company or the Trustee from any representative of a holder of Designated Senior Indebtedness and shall end on the earlier of (i) 179 days thereafter, (ii) the date on which such event is cured or waived or ceases to exist or on which such Designated Senior Indebtedness is Paid in Full, (iii) the date on which the maturity of any Indebtedness (other than Senior Indebtedness) shall have been accelerated by virtue of such event, or (iv) the date on which such Payment Blockage Period shall have been terminated by notice to the Company or the Trustee from the representative of holders of the Designated Senior Indebtedness initiating such Payment Blockage Period after which any and all required payments in respect of the Securities, including any missed payments, may resume. Only one Payment Blockage Period may be commenced during any period of 365 consecutive days. No event of default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days.

          (d)  In the event that notwithstanding the provisions of this
Section 10.2 any payment or distribution shall be made to, or received or collected by, the Trustee on account of Subordinated Obligations or on account of the purchase, redemption or other acquisition of the Securities during any period when any payment or distribution of the assets of the Company is prohibited by Section 10.2(a), (b) or (c), then, such payment distribution, receipt or collection (subject to the provisions of Sections 10.6 and 10.7) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness of the Company, or their representative, or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness of the Company may have been issued (PRO RATA as to each such holder, representative or trustee on the basis of the respective amounts of unpaid

Senior Indebtedness of the Company held or represented by each), as their respective interests may appear, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary so that all Senior Indebtedness of the Company shall be Paid in Full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company. The Trustee shall have no liability to the Company or to any Holder arising from or out of payment of any amounts to the holders of Senior Indebtedness if made by the Trustee in good faith.

          (e) The Company shall give prompt written notice to the Trustee and the Paying Agent of any default or event of default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued that would cause a payment of principal of or interest on the Securities to violate this Article.

SECTION 10.3 SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY

          Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive Payment in Full thereof before the Holders of the Securities are entitled to receive any payment on account of Subordinated Obligations or on account of the purchase, redemption or other acquisition of Securities (other than payments of amounts deposited prior to the pendency of any dissolution, winding up, liquidation or reorganization proceedings in accordance with Article 8);

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 10 with respect to the Securities, to the Payment in Full without diminution or modification by such plan of all Senior Indebtedness), to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article 10, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture or other agreement (if any) under which Senior Indebtedness may have been issued (PRO RATA as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), as their respective interests may appear, to the extent necessary to make Payment in Full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

          (c) in the event that notwithstanding the foregoing provisions of this Section 10.3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 10 with respect to the Securities, to the Payment in Full without diminution or modification by such plan of all Senior Indebtedness), shall be received by the Trustee or the Holders of the Securities on account of principal of or interest on the Securities before all Senior Indebtedness is Paid in Full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Sections 10.6 and 10.7) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for, or their representative, or to the trustee under the indenture or other agreement (if any) under which such Senior Indebtedness may have been issued (PRO RATA as provided in subsection (b) above), as their respective interests may appear, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been Paid in Full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness. The Trustee shall have no liability to the Company or to any Holder arising from or out of payment of any amounts to the holders of Senior Indebtedness if made by the Trustee in good faith.

          The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 10.4   SUBROGATION TO RIGHT OF HOLDERS OF SENIOR INDEBTEDNESS

          Subject to the Payment in Full of all Senior Indebtedness, the Holders of the Securities shall be subrogated equally and ratably to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article which otherwise would have been made to the Holders of the Securities shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 10.5   OBLIGATION OF THE COMPANY UNCONDITIONAL

          Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Secu-rities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such dis-tribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

          Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceedings, and except during the periods specified in Section 10.2, payments at any time of the principal of or interest on the Securities.

SECTION 10.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative thereof or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled to assume conclusively that no such facts exist.

SECTION 10.7   APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT

          Money and U.S. Government Obligations deposited in trust with the Trustee pursuant to Section 8.2 shall be for the sole benefit of the Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article 10. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for payment on account of Subordinated Obligations or on account of the purchase, redemption or other acquisition of Securities shall be subject to the provisions of Sections 10.1, 10.2 and 10.3 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 10.6, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness.

SECTION 10.8 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS

          No rights of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the holders of the securities; PROVIDED, HOWEVER, that the foregoing shall not permit the Company to incur Indebtedness under the New Credit Agreement in an aggregate principal amount at any time exceeding $25 million. No provision in any supplemental indenture which affects the superior position of the holders of any then existing Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

SECTION 10.9   HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
               SECURITIES

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 10 and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

SECTION 10.10  RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS

          The Trustee shall be entitled to all of the rights set forth in this
Article 10 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 10.11  ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT

          The failure to make a payment on account of principal or interest by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

SECTION 10.12 HOLDERS ACKNOWLEDGE AND CONSENT TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS

          Each Holder of the Securities by his acceptance thereof consents to and acknowledges the validity and enforceability of the guarantees as well as the validity, priority and enforceability of the security interest granted to the holders of the Bank Debt by the Company and its subsidiaries, and agrees not to contest or object to the same in any proceeding.


                                   ARTICLE 11.

                                  MISCELLANEOUS

SECTION 11.1   TRUST INDENTURE ACT CONTROLS

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA SECTION 318(c), the imposed duties shall control.

SECTION 11.2   NOTICES

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

          Hallmark Healthcare Corporation
          300 Galleria Parkway
          Suite 650
          Atlanta, Georgia  30339
          Attention:  Robert M. Thornton, Jr., Secretary
          Telecopier No.: (404) 933-1886


          If to the Trustee:

          First Union National Bank of North Carolina
          230 South Tryon St.
          8th Floor
          Charlotte, NC 28288-1179
          Attention:  Corporate Trust Department
          Telecopier No.: (704) 383-7316

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.4   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA SECTION 314(a)(4)) shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.5   RULES BY TRUSTEE AND AGENTS

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.6   LEGAL HOLIDAYS

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, Charlotte, NC, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.7   NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

SECTION 11.8   GOVERNING LAW

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10  SUCCESSORS

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11  SEVERABILITY

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12  COUNTERPART ORIGINALS

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13  TRUSTEE AS PAYING AGENT AND REGISTRAR

          The Company initially appoints the Trustee as Paying Agent and Registrar.

SECTION 11.14  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signatures on Next Page]

                                   SIGNATURES


Dated as of November 1, 1993
                            (SEAL)

                            HALLMARK HEALTHCARE CORPORATION


                            By: /S/ ROBERT M. THORNTON, JR.
                                ---------------------------------------------
                                Name:  Robert M. Thornton, Jr.
                                Title: Executive Vice President, Chief
                                       Financial Officer, Secretary and
                                       Treasurer


Dated as of November 1, 1993
                            (SEAL)

                            FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Trustee


                            By: /S/ DANIEL J. OBER
                                ---------------------------------------------
                                Name:  Daniel J. Ober
                                Title: Assistant Vice President

                                    EXHIBIT A

                   10 5/8% SENIOR SUBORDINATED NOTES DUE 2003


No. ___________                                                     $___________


HALLMARK HEALTHCARE CORPORATION

promises to pay to


or registered assigns,

the principal sum of


Dollars on November 15, 2003

Interest Payment Dates:  May 15 and November 15

Record Dates:  April 30 and October 31


Authenticated:                             Dated:  _______________, 1993


FIRST UNION NATIONAL BANK
OF NORTH CAROLINA,
as Trustee                            HALLMARK HEALTHCARE CORPORATION


By:                                   By:
    ------------------------------       ------------------------------
    Authorized Signature


                                      By:
                                         ------------------------------

                                                                  (SEAL)

                   10 5/8% SENIOR SUBORDINATED NOTES DUE 2003


             1. INTEREST. HALLMARK HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 10 5/8% per annum from the date this Security is issued until maturity. The Company will pay interest semiannually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be May 15, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. In the case of a Security called for redemption on a redemption date on or after an interest payment record date and prior to the next Interest Payment Date, the registered holder of such Security as of such record date shall not be entitled to accrued but unpaid interest, such interest instead being payable only when and as provided in paragraphs 5, 6 and 7 below. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

             3. PAYING AGENT AND REGISTRAR. Initially, First Union National Bank of North Carolina, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

             4. INDENTURE. The Company issued the Securities under an Indenture dated as of November 1, 1993 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SECTIONS 77aaa-77bbbb) as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $80,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay interest on outstanding Securities as set forth in Paragraph 2 hereof.

             5. OPTIONAL REDEMPTION. The Company may redeem all or any of the Securities at any time on or after November 15, 1998 at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest to the redemption date. If redeemed during the 12-month period beginning,

                                                    Optional
             Year                               Redemption Price
             ----                               ----------------

             November 15, 1998                     105.3125%
             November 15, 1999                     102.6563%
             November 15, 2000 and thereafter           100%


             6.   MANDATORY OFFERS TO REPURCHASE.

                  (a) Following the occurrence of any Change of Control, the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the date of purchase. The Change of Control Offer shall remain open for a period of 20 Business Days after its commencement unless a longer offering period is required by law. On or prior to the fifth Business Day following the termination of the Change of Control Offer (the "Change of Control Payment Date"), the Company shall purchase and mail or deliver payment for all Securities tendered in the Change of Control Offer.

             A Holder of Securities may tender or refrain from tendering all or any portion of his Securities at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on the reverse of this Security. Any portion of Securities tendered must be in integral multiples of $1,000.

                  (b) If the Company consummates any Asset Sale (as such term is defined in the Indenture), the Company will, under certain circumstances, be required to utilize a portion of the net proceeds received from such Asset Sale to offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount of the Securities plus accrued interest to the date fixed for redemption (the "Asset Sale Offer"). Holders of Securities that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company or the Trustee. The Asset Sale Offer shall remain open for a period of 20 Business Days after its commencement unless a longer offering period is required by law (the "Asset Sale Offer Period"). On or prior to the fifth Business Day following the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company shall purchase, or cause the Trustee to purchase, and mail or deliver payment for the amount of Securities required to be purchased pursuant to the Asset Sale Offer or, if less than the amount of Securities required to be purchased pursuant to the Asset Sale Offer has been tendered, all Securities tendered in response to the Asset Sale Offer.

             A Holder of Securities may tender or refrain from tendering all or any portion of his Securities at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on the reverse of this Security. Any portion of Securities tendered must be in integral multiples of $1,000.

             7.   NOTICE OF REDEMPTION.    Notice of Redemption will be mailed
at least 15 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

             8. SUBORDINATION. The Securities are subordinated in right of payment to Senior Indebtedness, which is any principal of or interest on Indebtedness of the Company except Indebtedness of the Company which by its terms is not superior in right of payment to the Securities. Senior Indebtedness of the Company is (i) all Indebtedness of the Company for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof); (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of the Company in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of the Company with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted by the Indenture or that protect the Company and/or its Subsidiaries against changes in foreign exchange rates);
(v) all obligations of the Company to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (vi) all Capitalized Lease Obligations of the Company; (vii) all Indebtedness of others secured by a Lien on any assets of the Company, whether or not such Indebtedness is assumed by the Company; (viii) all Indebtedness of others guaranteed by the Company to the extent of such guarantee; and (ix) all Attributable Indebtedness; but such Indebtedness described in clauses (i) through (ix) shall be Senior Indebtedness only if and to the extent such Indebtedness is permitted to be incurred by the Company and its Subsidiaries under the Indenture. The Indenture imposes certain restrictions on the ability of the Company and its Subsidiaries to incur additional Indebtedness. The Indenture also restricts the ability of the Company to incur Senior Indebtedness which is subordinated to other Senior Indebtedness.

             9. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

             10. PERSONS DEEMED OWNERS. The Registered Holder of a Security may be treated as its owner for all purposes.

             11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition; or to make any change that does not adversely affect the rights of any Holder.

             The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

             Without the consent of each Holder affected, the Company may not
(i) extend the maturity of any Security, (ii) affect the terms of any scheduled payment of interest on or principal of the Securities or (iii) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to the Indenture.

             12. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest on the Securities for 30 days; default in payment of principal on the Securities; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

             13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

             14. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

             15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

             16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (--tenants in common), TEN ENT (--tenants by the entireties), JT TEN (--joint tenants with right of survivorship and not as tenants in common), CUST (--Custodian), and U/G/M/A (--Uniform Gifts to Minors Act).

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Hallmark Healthcare Corporation
                  300 Galleria Parkway
                  Suite 650
                  Atlanta, Georgia  30339
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM


             To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________
(Insert assignee's Soc. Sec. or Tax I.D. no.)

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:  ______________

                            Your Signature:______________________________
                                 (Sign exactly as your name appears
                                  on the face of this Security)


Signature Guarantee:____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


             If you want to elect to have this Security purchased by the Company pursuant to Section 3.8 or 4.10 of the Indenture, check the appropriate box:

             / / Section 3.8          / / Section 4.10

             If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.8 or 4.10 of the Indenture, state the amount you elect to have purchased: $_______________.


Date:  ______________

                            Your Signature:_____________________________________
                                 (Sign exactly as your name appears
                                  on the face of this Security)


Signature Guarantee:_______________________________

                             CROSS REFERENCE TABLE*

Trust Indenture
Act Section                                                Indenture Section
- ---------------                                            -----------------
310(a)(1)       . . . . . . . . . . . . . . . . . . . . .                7.9
  (a)(2)        . . . . . . . . . . . . . . . . . . . . .                7.9
  (a)(3)        . . . . . . . . . . . . . . . . . . . . .     Not Applicable
  (a)(4)        . . . . . . . . . . . . . . . . . . . . .     Not Applicable
  (a)(5)        . . . . . . . . . . . . . . . . . . . . .                7.9
  (b)           . . . . . . . . . . . . . . . . . . . . .                 **
  (c)           . . . . . . . . . . . . . . . . . . . . .     Not Applicable
311(a)          . . . . . . . . . . . . . . . . . . . . .                 **
  (b)           . . . . . . . . . . . . . . . . . . . . .                 **
  (c)           . . . . . . . . . . . . . . . . . . . . .     Not Applicable
312             . . . . . . . . . . . . . . . . . . . . .                 **
313(a)          . . . . . . . . . . . . . . . . . . . . .                 **
  (b)(1)        . . . . . . . . . . . . . . . . . . . . .     Not Applicable
  (b)(2)        . . . . . . . . . . . . . . . . . . . . .                 **
  (c)           . . . . . . . . . . . . . . . . . . . . .                 **
  (d)           . . . . . . . . . . . . . . . . . . . . .                 **
314(a)          . . . . . . . . . . . . . . . . . . . . .                4.3
  (b)           . . . . . . . . . . . . . . . . . . . . .     Not Applicable
  (c)(1)        . . . . . . . . . . . . . . . . . . . . .               11.3
  (c)(3)        . . . . . . . . . . . . . . . . . . . . .     Not Applicable
  (d)           . . . . . . . . . . . . . . . . . . . . .     Not Applicable
  (e)           . . . . . . . . . . . . . . . . . . . . .               11.4
  (f)           . . . . . . . . . . . . . . . . . . . . .     Not Applicable
315(a)          . . . . . . . . . . . . . . . . . . . . .             7.1(2)
  (b)           . . . . . . . . . . . . . . . . . . . . .           7.5,11.2
  (c)           . . . . . . . . . . . . . . . . . . . . .             7.1(1)
  (d)           . . . . . . . . . . . . . . . . . . . . .             7.1(3)
  (e)           . . . . . . . . . . . . . . . . . . . . .               6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . .                2.8
  (a)(1)(A)     . . . . . . . . . . . . . . . . . . . . .                6.5
  (a)(1)(B)     . . . . . . . . . . . . . . . . . . . . .                6.4
  (a)(2)        . . . . . . . . . . . . . . . . . . . . .     Not Applicable
  (b)           . . . . . . . . . . . . . . . . . . . . .                6.7
  (c)           . . . . . . . . . . . . . . . . . . . . .                9.4
317(a)(1)       . . . . . . . . . . . . . . . . . . . . .                6.8
  (a)(2)        . . . . . . . . . . . . . . . . . . . . .                6.9
  (b)           . . . . . . . . . . . . . . . . . . . . .                2.4
318(a)          . . . . . . . . . . . . . . . . . . . . .               11.1


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*     This Cross-Reference Table is not part of the Indenture.

**    Included pursuant to Section 318(c) of the Trust Indenture Act of 1939.